EXHIBIT 23.1.2

EXHIBIT 23.1.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2013, with respect to the balance sheets of ATEL Managing Member, LLC as of December 31, 2012 and 2011 included in the Registration Statement on Form S-1 and Prospectus of ATEL 16, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

May 28, 2013